UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2021

Vontier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39483	84-2783455
(Commission File Number)	(IRS Employer Identification No.)

5438 Wade Park Boulevard, Suite 600 Raleigh, NC	27607
(Address of Principal Executive Offices)	(Zip Code)

(984) 275-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 31, 2021, the Board of Directors (the “Board”) of Vontier Corporation (the “Company”) increased the size of the Company’s Board from seven to eight members and appointed Ms. Maryrose Sylvester to the Board as a Class III director. In accordance with the Company’s Amended and Restated Certificate of Incorporation, as a Class III director, the term for Ms. Sylvester will expire on the date of the Company’s 2023 annual meeting of stockholders, or upon the director’s earlier death, resignation or removal.

As a non-employee director, Ms. Sylvester will receive the same compensation paid to other non-employee directors as disclosed in Exhibit 10.24 to the Company’s Registration Statement on Form 10, filed on September 21, 2020 (the “Form 10”), which is incorporated by reference herein. Ms. Sylvester has also entered into an indemnification agreement with the Company, the Form of which is disclosed as Exhibit 10.27 to the Form 10 and is incorporated by reference herein.

In connection with the appointment of Ms. Sylvester, the Board also determined that Ms. Sylvester is independent within the meaning of the listing standards of the New York Stock Exchange.

There is no arrangement or understanding between Ms. Sylvester and any other person pursuant to which she was selected as a director of the Company.

There are no transactions involving Ms. Sylveter that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

Date: March 31, 2021	By:	/s/ Courtney Kamlet
Name: Courtney Kamlet
Title: Vice President, Associate General Counsel and Corporate Secretary